Exhibit 10.14

CONFIDENTIAL TREATMENT REQUESTED

Amendment No. 2

to the Exclusive Patent License Agreement

between

Merck Sharp & Dohme Corp.

and

ARMO Biosciences Inc.

This Amendment No. 2 (“Amendment”) is entered into as of July 11, 2017 between ARMO BIOSCIENCES INC. (formerly Targenics, Inc.), a corporation organized under the laws Delaware (“Licensee”) and MERCK SHARP & DOHME CORP., a corporation organized under the laws of New Jersey (“MERCK”) to amend the terms of the Exclusive Patent License Agreement between the Parties, effective December 10, 2012, as amended on the same date (the “Agreement”)

IN CONSIDERATION OF the mutual promises and covenants contained herein, the parties agree as follows:

1.	Section 11.06 of the Agreement is hereby deleted in its entirety and replaced with the following:

11.06 Insurance. At such time as Licensee or any of its sublicensees begins any Clinical Trial relating to Licensed Product, Licensee shall, at its own expense, procure and maintain policies of products liability insurance (including without limitation clinical trial liability insurance) in amounts no less than [***] Dollars ($[***]) each claim and in the aggregate. All such policies shall name Merck as an additional insured, and insurers will waive all rights of subrogation against Merck. Upon Merck’s request, Licensee will promptly provide for itself and its sublicensees copies of certificates of insurance evidencing such coverages. Licensee shall notify Merck not less than [***] days in advance of any material change or cancellation of any policy, except for non-payment of premium, when Merck will be advised within [***] days after cancellation unless rectified during that time frame. Licensee shall continue to maintain such insurance in effect after the expiration or termination of this Agreement during any period in which Licensee or its sublicensee continues to make, have made, use, sell, offer to sell or import Licensed Product. If any insurance is on a claims made basis, Licensee will maintain such insurance or purchase an extended reporting period to submit claims for a period of not less than [***] years after it has ceased all commercial sale, distribution or use of any Product.

2.	The Parties stipulate and agree that milestone payment in the amount of [***] United States Dollars for the [***] as set forth in Section 7.02 shall be paid to Merck by Licensee no later than August 1, 2017.

3.	Capitalized terms used and not otherwise defined herein shall have the meaning given to them in the Agreement.

4.	In the event of any inconsistency between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern.

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

5.	Except as expressly amended hereby, all of the terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth hereinabove.

MERCK SHARP & DOHME CORP.		ARMO BIOSCIENCES INC.

By:	/s/ Benjamin Thorner	By:	/s/ Peter Van Vlasselaer
Name:	Benjamin Thorner	Name:	Peter Van Vlasselaer, PhD
Title:	SVP & Head of BD&L	Title:	President and CEO
Date:	July 11, 2017	Date:

*** CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.